Exhibit 99.1

United Wisconsin Grain Producers LLC

February 10, 2006

Dear Member,

At the February 8, 2006 Board of Directors meeting of United Wisconsin Grain Producers LLC (UWGP) the board approved a $200 per unit distribution to all members of record as of February 10th (date of record) and further that the distribution be paid on or about March 15, 2006.

This is your member distribution; it is NOT your taxable income for 2005.  Your 2005 K-1 form will be mailed under separate cover and will report your taxable income and your tax credits derived from UWGP.  These will be mailed as soon as possible but not later than February 28, 2006.

Sincerely,

Kevin Roche, President

Board of Directors of

United Wisconsin Grain Producers, LLC